Exhibit 15.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

June 6, 2022

Commissioners:

We are aware that our report dated June 6, 2022 on our review of interim financial statements of Centrais Elétricas Brasileiras S.A. – Eletrobras, which is included the Company’s Report on Form 6-K is incorporated by reference in this Registration Statement on Post-Effective Amendment No.1 to Form F-3.

Very truly yours,

/s/PricewaterhouseCoopers
Auditores Independentes Ltda.

Rio de Janeiro – Brazil